                                   EXHIBIT 4

                     VOTING AGREEMENT AND IRREVOCABLE PROXY


     WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated of even date herewith among ICO, Inc., a Texas corporation ("ICO"), ICO ACQUISITION, Inc., a Texas corporation and wholly-owned subsidiary of ICO ("Sub"), Bayshore Industrial, Inc., a Texas corporation ("Bayshore") and the shareholders of Bayshore (including the undersigned), Bayshore is to be merged with and into Sub and become a wholly-owned subsidiary of ICO (the "Merger") and, in connection with the Merger, the undersigned shareholder of Bayshore will receive, among other consideration, certain shares of the Common Stock, no par value, of ICO (the "Common Stock") in exchange for the shares of common stock of Bayshore owned by him or her at the effective time of the Merger; and

     WHEREAS, to induce ICO and Sub to enter the Merger Agreement, the undersigned wishes to enter this agreement to grant the Chairman of the Board or the President of ICO or, either of them, as designated officers of ICO, as his or her proxy with respect to the voting of shares of Common Stock owned by the undersigned in the manner set forth below;

     NOW THEREFORE, in consideration of the foregoing, the undersigned hereby agrees as follows:

     1. Agreement to Vote Shares. The undersigned hereby agrees that except with respect to any merger, sale of all or substantially all of the assets or liquidation or dissolution of the Company, or any transaction having the same effect, with respect to all matters hereafter submitted to a vote or consent of the shareholders of ICO, he or she will vote all shares of Common Stock received by him or her pursuant to the Merger Agreement at the direction of the Chairman of the Board or the President of ICO, if so requested by either such person.

     2. Grant of Proxy. The undersigned hereby revokes any prior proxies and appoints the Chairman of the Board and the President of ICO, or either of them, with or without the other, proxies, with full power of substitution, to vote in their sole discretion all shares of Common Stock that the undersigned is entitled to vote at any special or annual meeting of the shareholders of ICO (or any postponement or adjournment thereof), cumulatively or otherwise, on any matters on which the shareholders are entitled to vote. In addition, such proxies are granted the power to execute written consents with respect to any matter to which they would be entitled to vote at a meeting of the shareholders of ICO as set forth above.

     3. Representations and Warranties. The undersigned represents, warrants and acknowledges that he or she has full power and authority to execute this Voting Agreement and Irrevocable Proxy ("Agreement"), and that this Agreement is binding and enforceable against him or her in accordance with its terms.

     4. Proxy Irrevocable. THE UNDERSIGNED AGREES AND ACKNOWLEDGES THAT, AS A SHAREHOLDER OF BAYSHORE, HE OR SHE WILL RECEIVE SUBSTANTIAL CONSIDERATION IN CONNECTION WITH THE MERGER, AND THAT THIS AGREEMENT IS EXECUTED BY THE UNDERSIGNED IN CONSIDERATION FOR EXECUTION OF THE MERGER AGREEMENT BY ICO AND SUB, AND THAT THE PROXY GRANTED IN PARAGRAPH 2 HEREOF SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST AND IS IRREVOCABLE. THE UNDERSIGNED FURTHER AGREES THAT HE OR SHE WILL NOT GRANT ANY PROXY OR PROXIES INCONSISTENT WITH THIS AGREEMENT.

     5. Termination; Transferability of Shares. The provisions of this Agreement shall apply to the Common Stock for as long. as the Common Stock is owned by the undersigned or any person or entity related or affiliated to the undersigned or ten (10) years from the date hereof, whichever is shorter. Notwithstanding the foregoing, this Agreement shall terminate at such time as i) the undersigned ceases to be an employee of Bayshore, ICO or a related entity, or ii) either one or both of Asher Pacholder and Sylvia A. Pacholder shall cease to serve ICO as Chairman of the Board and President and Chief Executive Officer, respectively. The undersigned will not transfer any shares of Common Stock received by him or her in the Merger to a person or entity related or affiliated with the undersigned unless the transferee agrees that the shares transferred will remain subject to this Agreement. ICO shall have the right to refuse to transfer, and to instruct its transfer agent to refuse to transfer, any of the Common Stock unless the foregoing provisions have been satisfied.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of this 10 day of December, 1996.

                                              /s/ Eddie Johnson
                                              -----------------
                                              Eddie Johnson

Agreed to and Accepted by ICO, Inc.


By:      /s/ Asher O. Pacholder
         ----------------------
Name:    Asher O. Pacholder
Title:   Chairman
Date:    December 10, 1996

                                   EXHIBIT 4

                     VOTING AGREEMENT AND IRREVOCABLE PROXY


     WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement') dated of even date herewith among ICO, Inc., a Texas corporation ("ICO"), ICO ACQUISITION, Inc., a Texas corporation and wholly-owned subsidiary of ICO ("Sub"), Bayshore Industrial, Inc., a Texas corporation ("Bayshore") and the shareholders of Bayshore (including the undersigned), Bayshore is to be merged with and into Sub and become a wholly-owned subsidiary of ICO (the "Merger") and, in connection with the Merger, the undersigned shareholder of Bayshore will receive, among other consideration, certain shares of the Common Stock, no par value, of ICO (the "Common Stock") in exchange for the shares of common stock of Bayshore owned by him or her at the effective time of the Merger; and

     WHEREAS, to induce ICO and Sub to enter the Merger Agreement, the undersigned wishes to enter this agreement to grant the Chairman of the Board or the President of ICO or, either of them, as designated officers of ICO, as his or her proxy with respect to the voting of shares of Common Stock owned by the undersigned in the manner set forth below;

     NOW THEREFORE, in consideration of the foregoing, the undersigned hereby agrees as follows:

     1. Agreement to Vote Shares. The undersigned hereby agrees that except with respect to any merger, sale of all or substantially all of the assets or liquidation or dissolution of the Company, or any transaction having the same effect, with respect to all matters hereafter submitted to a vote or consent of the shareholders of ICO, he or she will vote all shares of Common Stock received by him or her pursuant to the Merger Agreement at the direction of the Chairman of the Board or the President of ICO, if so requested by either such person.

          2. Grant of Proxy. The undersigned hereby revokes any prior proxies and appoints the Chairman of the Board and the President of ICO, or either of them, with or without the other, proxies, with full power of substitution, to vote in their sole discretion all shares of Common Stock that the undersigned is entitled to vote at any special or annual meeting of the shareholders of ICO (or any postponement or adjournment thereof), cumulatively or otherwise, on any matters on which the shareholders are entitled to vote. In addition, such proxies are granted the power to execute written consents with respect to any matter to which they would be. entitled to vote at a meeting of the shareholders of ICO as set forth above.

          3. Representations and Warranties. The undersigned represents, warrants and acknowledges that he or she has full power and authority to execute this Voting Agreement and Irrevocable Proxy ("Agreement"), and that this Agreement is binding and enforceable against him or her in accordance with its terms.

          4. Proxy Irrevocable. THE UNDERSIGNED AGREES AND ACKNOWLEDGES THAT, AS A SHAREHOLDER OF BAYSHORE, HE OR SHE WILL RECEIVE SUBSTANTIAL CONSIDERATION IN CONNECTION WITH THE MERGER, AND THAT THIS AGREEMENT IS EXECUTED BY THE UNDERSIGNED IN CONSIDERATION FOR EXECUTION OF THE MERGER AGREEMENT BY ICO AND SUB, AND THAT THE PROXY GRANTED IN PARAGRAPH 2 HEREOF SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST AND IS IRREVOCABLE. THE UNDERSIGNED FURTHER AGREES THAT HE OR SHE WILL NOT GRANT ANY PROXY OR PROXIES INCONSISTENT WITH THIS AGREEMENT.

          5. Termination; Transferability of Shares. The provisions of this Agreement shall apply to the Common Stock for as long. as the Common Stock is owned by the undersigned or any person or entity related or affiliated to the undersigned or ten (10) years from the date hereof, whichever is shorter. Notwithstanding the foregoing, this Agreement shall terminate at such time as i) the undersigned ceases to be an employee of Bayshore, ICO or a related entity, or ii) either one or both of Asher Pacholder and Sylvia A. Pacholder shall cease to serve ICO as Chairman of the Board and President and Chief Executive Officer, respectively. The undersigned will not transfer any shares of Common Stock received by him or her in the Merger to a person or entity related or affiliated with the undersigned unless the transferee agrees that the shares transferred will remain subject to this Agreement. ICO shall have the right to refuse to transfer, and to instruct its transfer agent to refuse to transfer, any of the Common Stock unless the foregoing provisions have been satisfied.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of this 10 day of December, 1996.

                                        /s/ Max Kloesel
                                        ---------------
                                        MAX KLOESEL


Agreed to and Accepted by ICO, Inc.

By:     /s/ Asher O. Pacholder
        ----------------------
Name:   Asher O. Pacholder
Title:  Chairman
Date:   December 10, 1996

                                   EXHIBIT 4

                     VOTING AGREEMENT AND IRREVOCABLE PROXY


     WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement') dated of even date herewith among ICO, Inc., a Texas corporation ("ICO"), ICO ACQUISITION, Inc., a Texas corporation and wholly-owned subsidiary of ICO ("Sub"), Bayshore Industrial, Inc., a Texas corporation ("Bayshore") and the shareholders of Bayshore (including the undersigned), Bayshore is to be merged with and into Sub and become a wholly-owned subsidiary of ICO (the "Merger") and, in connection with the Merger, the undersigned shareholder of Bayshore will receive, among other consideration, certain shares of the Common Stock, no par value, of ICO (the "Common Stock") in exchange for the shares of common stock of Bayshore owned by him or her at the effective time of the Merger; and

     WHEREAS, to induce ICO and Sub to enter the Merger Agreement, the undersigned wishes to enter this agreement to grant the Chairman of the Board or the President of ICO or, either of them, as designated officers of ICO, as his or her proxy with respect to the voting of shares of Common Stock owned by the undersigned in the manner set forth below;

     NOW THEREFORE, in consideration of the foregoing, the undersigned hereby agrees as follows:

          1. Agreement to Vote Shares. The undersigned hereby agrees that except with respect to any merger, sale of all or substantially all of the assets or liquidation or dissolution of the Company, or any transaction having the same effect, with respect to all matters hereafter submitted to a vote or consent of the shareholders of ICO, he or she will vote all shares of Common Stock received by him or her pursuant to the Merger Agreement at the direction of the Chairman of the Board or the President of ICO, if so requested by either such person.

          2. Grant of Proxy. The undersigned hereby revokes any prior proxies and appoints the Chairman of the Board and the President of ICO, or either of them, with or without the other, proxies, with full power of substitution, to vote in their sole discretion all shares of Common Stock that the undersigned is entitled to vote at any special or annual meeting of the shareholders of ICO (or any postponement or adjournment thereof), cumulatively or otherwise, on any matters on which the shareholders are entitled to vote. In addition, such proxies are granted the power to execute written consents with respect to any matter to which they would be. entitled to vote at a meeting of the shareholders of ICO as set forth above.

          3. Representations and Warranties. The undersigned represents, warrants and acknowledges that he or she has full power and authority to execute this Voting Agreement and Irrevocable Proxy ("Agreement"), and that this Agreement is binding and enforceable against him or her in accordance with its terms.

          4. Proxy Irrevocable. THE UNDERSIGNED AGREES AND ACKNOWLEDGES THAT, AS A SHAREHOLDER OF BAYSHORE, HE OR SHE WILL RECEIVE SUBSTANTIAL CONSIDERATION IN CONNECTION WITH THE MERGER, AND THAT THIS AGREEMENT IS EXECUTED BY THE UNDERSIGNED IN CONSIDERATION FOR EXECUTION OF THE MERGER AGREEMENT BY ICO AND SUB, AND THAT THE PROXY GRANTED IN PARAGRAPH 2 HEREOF SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST AND IS IRREVOCABLE. THE UNDERSIGNED FURTHER AGREES THAT HE OR SHE WILL NOT GRANT ANY PROXY OR PROXIES INCONSISTENT WITH THIS AGREEMENT.

          5. Termination; Transferability of Shares. The provisions of this Agreement shall apply to the Common Stock for as long. as the Common Stock is owned by the undersigned or any person or entity related or affiliated to the undersigned or ten (10) years from the date hereof, whichever is shorter. Notwithstanding the foregoing, this Agreement shall terminate at such time as i) the undersigned ceases to be an employee of Bayshore, ICO or a related entity, or ii) either one or both of Asher Pacholder and Sylvia A. Pacholder shall cease to serve ICO as Chairman of the Board and President and Chief Executive Officer, respectively. The undersigned will not transfer any shares of Common Stock received by him or her in the Merger to a person or entity related or affiliated with the undersigned unless the transferee agrees that the shares transferred will remain subject to this Agreement. ICO shall have the right to refuse to transfer, and to instruct its transfer agent to refuse to transfer, any of the Common Stock unless the foregoing provisions have been satisfied.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of this 10 day of December, 1996.

                                          /s/ Carol C. Munn
                                          -----------------
                                          CAROL C. MUNN


Agreed to and Accepted by ICO, Inc.

By:       /s/ Asher O. Pacholder
          ----------------------
Name:     Asher O. Pacholder
Title:    Chairman
Date:     December 10, 1996